UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

RPX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35146	26-2990113
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Market Plaza
Suite 800
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(866) 779-7641
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On June 9, 2015, the Company held its annual meeting of stockholders (the “Annual Meeting”).

(b)
At the Annual Meeting, stockholders voted on the following three proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2015 (the “Proxy Statement”).

Proposal 1.     Election of Directors
The Company’s stockholders elected the nominee listed below to serve as Class I director until the 2018 annual meeting of stockholders or until his successor is elected. The votes regarding this proposal were as follows:

Director	For	Withheld	Broker Non-Votes
Frank E. Dangeard	43,430,486	1,366,883	5,120,813
Proposal 2.     Ratification of Selection of Independent Auditors
The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015. The votes regarding this proposal were as follows:

For	Against	Abstain
49,692,051	117,519	108,612
Proposal 3.     Advisory Non-Binding Resolution Regarding Executive Compensation
The Company’s stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
43,979,553	665,638	5,120,813	5,120,813

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

By:	/s/ MARTIN E. ROBERTS
Martin E. Roberts
General Counsel

Dated: June 10, 2015